Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

between

CONCENTRA INC.

and

NORMAN C. PAYSON, M.D.

Dated as of November 28, 2005

i

Section 5.10	Governing Law	12
Section 5.11	Jurisdiction and Venue	12
Section 5.12	Joinders	12

ii

INDEX TO EXHIBITS AND SCHEDULES

Exhibit	Description

A	Form of Stockholders Agreement Amendment

B	Form of Registration Rights Agreement Amendment

Schedule	Description

I	Wire Transfer Instructions

2.05	Capitalization

2.06	Financial Statements

iii

SECURITIES PURCHASE AGREEMENT (this “Agreement”) dated as of November 28, 2005, among Concentra Inc., a Delaware corporation (the “Company”), and Norman C. Payson, M.D. (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue, sell and deliver to the Purchaser, and the Purchaser, wishes to purchase from the Company, at a purchase price of $18.00 per share, 555,556 shares (the “Shares”) of Common Stock, $.01 par value, of the Company (“Common Stock”); and

WHEREAS, Purchaser and Company are entering into a Chairman’s Agreement, an Unrestricted Stock Award Agreement, a Six Month Award Agreement, a Restricted Stock Award Agreement and a Ten Year Award Agreement, each as of the date hereof (collectively, the “Chairman Agreements”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE

SHARES; CLOSING; USE OF PROCEEDS

Section 1.01 Purchase and Sale of the Shares.

(a) Subject to the terms and conditions set forth herein, on the Closing Date (as hereinafter defined), the Company shall issue, sell, and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Shares, free and clear of all Liens (as defined below).

(b) On the Closing Date, the Company shall issue to the Purchaser a certificate in definitive form (a “Stock Certificate”), registered in the name of the Purchaser, representing the number of Shares being purchased by such Purchaser.

(c) As payment in full for the Shares being purchased by the Purchaser on the Closing Date, and against delivery thereof as aforesaid, on the Closing Date, the Purchaser shall transfer to the account designated on Schedule I hereto immediately available funds in the amount of $10,000,008.

Section 1.02 Closing. Subject to the terms and conditions set forth herein, the purchase and sale of the Shares contemplated by Section 1.01 above (the “Closing”) shall take place at the offices of the Company located at 5080 Spectrum Drive, Suite 1200 – West Tower, Addison, Texas, on November 28, 2005 (the “Closing Date”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows:

Section 2.01 Organization, Corporate Power and Qualifications.

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority necessary to own or lease and operate its properties and assets and to carry on its business as now being conducted and (iii) is duly qualified, in good standing as a foreign corporation and authorized to do business in all jurisdictions in which the conduct of its business or the ownership or operation of its properties makes such qualification or authorization necessary and in which the failure to be so qualified or authorized could reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

(b) The Company has the corporate power and authority necessary to (i) execute and deliver this Agreement, the Chairman Agreements, the Stockholders Agreement Amendment, the Registration Rights Agreement Amendment (each as hereinafter defined), the Stock Certificates and each other certificate, agreement or instrument to be executed and delivered by it in connection with this Agreement and the transactions contemplated hereby (the Chairman Agreements, the Stockholders Agreement Amendment, the Registration Rights Agreement Amendment, the Stock Certificates and such other certificates, agreements and instruments, collectively, the “Ancillary Agreements”) and (ii) perform its obligations under this Agreement and the Ancillary Agreements, including, its obligation to issue and deliver the Shares.

Section 2.02 Subsidiaries.

(a) Each Subsidiary of the Company (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the corporate, partnership or limited liability company power and authority necessary to own or lease and operate its properties and assets and to carry on its business as now being conducted and (iii) is duly qualified, in good standing as a foreign corporation, partnership or limited liability company and authorized to do business in all jurisdictions in which the conduct of its business or the ownership or operation of its properties makes such qualification or authorization necessary and in which the failure to be so qualified or authorized could reasonably be expected to have a Material Adverse Effect.

(b) All of the outstanding shares of capital stock or partnership or membership interests, as the case may be, of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in the Subsidiary SEC Filings (as hereinafter defined), are owned by the Company or by a wholly-owned Subsidiary of the

Company, free and clear of any liens, claims, charges, restrictions, proxies, security interests or other encumbrances (“Liens”).

(c) As used herein, the term “Subsidiary” shall mean any corporation, partnership, limited liability company or other business entity, the majority of whose outstanding equity securities are at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

Section 2.03 Authorization of Agreements, Etc.

(a) The Company’s execution, delivery and performance of this Agreement and the Ancillary Agreements and its issuance and delivery of the Shares have been duly authorized by all requisite corporate action on the part of the Company and will not violate (i) any provision of Law (as hereinafter defined), (ii) the Restated Certificate of Incorporation or By-laws of the Company, (iii) any provision of Law applicable to the Company or any of its Subsidiaries, or any provision of any material indenture, agreement, or other instrument by which the Company or any of its Subsidiaries or any of the Company’s or any of its Subsidiaries’ properties or assets are bound, or conflict with, give rise to a right of acceleration or termination under, result in any payment or benefit thereunder becoming due or increasing, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such material indenture, agreement, or other instrument, or result in the creation or imposition of any Lien upon any of the material properties or assets of the Company or any of its Subsidiaries.

(b) The Shares have been duly authorized by the Company and, when sold and paid for in accordance with this Agreement, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock.

Section 2.04 Validity. This Agreement has been, and the Ancillary Agreements will be at Closing, duly executed and delivered by the Company. This Agreement constitutes, and the Ancillary Agreements will constitute when executed and delivered by the Company at Closing, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (a) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity).

Section 2.05 Capitalization. The authorized capital stock of the Company consists of (a) 5,000,000 shares of Class A Common Stock, $.01 par value (“Class A Common Stock”), of which 2,212,821 shares are issued and outstanding, (b) 100,000,000 shares of Common Stock, of which 33,389,566 shares are issued and outstanding, and (c) 20,000,000 shares of Preferred Stock, $.01 par value, of which no shares are issued and outstanding. All such issued and outstanding shares of Class A Common Stock and Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2.05 hereto, there are no outstanding rights, options, warrants or other securities directly or indirectly exercisable or exchangeable for or convertible into capital stock of the Company and there is not any commitment (other than pursuant to this Agreement) of the Company to issue any shares of its capital stock or any rights, options, warrants or other securities directly or indirectly exercisable or exchangeable for or convertible into capital stock of the Company or to distribute to holders of any class of the Company’s capital stock, any evidences of indebtedness or assets. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights of any stockholder of the Company or any right of first refusal or right of first offer or similar right in favor of any person and, except as contained in the Stockholders Agreement (as hereinafter defined), no such rights exist. The Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

Section 2.06 Financial Statements; Absence of Undisclosed Liabilities; No Material Adverse Change.

(a) Attached hereto as Schedule 2.06 are true and complete copies of (i) the audited consolidated balance sheets of the Company as of December 31, 2004 and December 31, 2003 and the related statements of operations, changes in stockholders’ equity and cash flows for the fiscal year then ended, each certified by PricewaterhouseCoopers LLP, the independent public accountants of the Company (the “Audited Financial Statements”) and (ii) the unaudited consolidated balance sheet (the “Most Recent Balance Sheet”) of the Company as of September 30, 2005 (the “Balance Sheet Date”), and the related statements of operations, changes in stockholders’ equity and cash flows for the nine months then ended (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and consistent with prior periods (“GAAP”). The consolidated balance sheets of the Company included in the Financial Statements fairly present the financial position of the Company and its Subsidiaries as of their respective dates, and the related consolidated statements of operations, stockholders’ equity and cash flows included in the Financial Statements fairly present the results of operations of the Company and its Subsidiaries for the respective periods then ended, subject, in the case of the Unaudited Financial Statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. Since December 31, 2004, except as required by changes in GAAP, neither the Company nor any of its Subsidiaries has changed any of its accounting methods, principles or practices in any material respect.

(b) Except for (i) liabilities reflected and reserved against on the face of the Most Recent Balance Sheet, (ii) contingent liabilities identified in the notes to the Audited Financial Statements, (iii) liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business and consistent with past practice and (iv) obligations otherwise incurred in the ordinary course of business and consistent with past practice which are not required to be disclosed in accordance with GAAP, none of the Company or any of its Subsidiaries has any liabilities or obligations (whether fixed, absolute, accrued, contingent, secured or unsecured) that could reasonably be expected to have a Material Adverse Effect.

(c) No event has occurred since December 31, 2004 which could reasonably be expected to have a Material Adverse Effect. Since December 31, 2004, except as set forth in the Subsidiary SEC Filings, each of the Company and its Subsidiaries has conducted its business, in all material respects, only in the ordinary course and in a manner consistent with past practice.

Section 2.07 Subsidiary SEC Filings. Each of Concentra Operating Corp. and each other Subsidiary of the Company required to file reports with the SEC has filed all forms, reports and documents required to be filed by it with the SEC since August 17, 1999 (the “Subsidiary SEC Filings”). The Subsidiary SEC Filings, including, without limitation, any financial statements or schedules included therein, (a) were prepared in compliance with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), and/or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as applicable, and (b) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that subsequent filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.08 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article III hereof, no registration or filing with, or consent or approval of, or other action by, any federal, state, foreign or other governmental agency or instrumentality is or will be necessary for the valid execution and delivery of this Agreement and/or the Ancillary Agreements or the performance of this Agreement and/or the Ancillary Agreements or the issuance, sale and delivery of the Shares.

Section 2.09 Litigation, Etc. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality which (a) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (b) which seek to enjoin, prevent or delay the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 2.10 Compliance with Laws; Permits. Neither the Company nor any Subsidiary thereof is or has been in default under or in violation of any foreign or domestic statute, law, ordinance, rule, regulation, order, writ, judgment, decree, consent decree, injunction, award, settlement agreement, stipulation, ruling or subpoena (“Law”) to which the Company or any such Subsidiary or any of their properties or assets is or was subject except for such defaults and violations which could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries possess all permits, authorizations, approvals, registrations, variances and licenses that are necessary for the Company and its Subsidiaries to own, use and maintain the properties and assets used in or required for the conduct of the business of the Company and its Subsidiaries.

Section 2.11 Title to Properties. Except as disclosed in the Subsidiary SEC Filings, and except as could not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have good and valid title to all their assets and properties, in each case free and clear of all Liens.

Section 2.12 Tax Matters.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have (i) timely filed all federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements (“Returns”) required to be filed by them in respect of any Taxes (as hereinafter defined), all of which Returns were correct as filed (or as subsequently amended) and correctly reflect the facts regarding the income, business, assets, operations, activities and status of the Company and its Subsidiaries as well as any Taxes required to be paid or collected by the Company and its Subsidiaries, (ii) timely paid or withheld all Taxes that are due and payable with respect to the Returns referred to in clause (i) (other than Taxes that are being contested in good faith by appropriate proceedings), (iii) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of the Company and its Subsidiaries and (iv) complied with all applicable Laws relating to the payment and withholding of Taxes and timely withheld from employee wages and paid over to the proper Taxing Authorities (as hereinafter defined) when due all amounts required to be so withheld and paid over.

(b) For purposes of this Agreement, “Taxes” shall mean (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid or received, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, custom duties or other taxes, governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such taxes (domestic or foreign) (“Taxing Authorities”), (ii) liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payments of such amounts was determined or taken into account with reference to the liability of any other person for any period and (iii) liability with respect to the payment of any amounts described in (i) as a result of any express or implied obligation to indemnify any other person.

Section 2.13 Labor and Employment Matters. The Company has no knowledge of any actionable violation by it or any of its Subsidiaries of any federal, state or local law relating to employment practices, discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws, or of any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder that could reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (b) no labor strike, dispute, slowdown or stoppage (“Labor Dispute”) in which the Company or any of its Subsidiaries is involved nor, to the knowledge of the Company, is any Labor Dispute imminent, other than routine disciplinary and grievance matters, or (c) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries except with respect to any matter specified in clause (a), (b) or (c) above as could not reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect. Except as disclosed in the Subsidiary SEC Filings, there exist no material employment, consulting, severance or termination agreements or arrangements between the Company or any of its Subsidiaries, on the one hand, and any current or former officer or director of the Company or any of its Subsidiaries, on the other hand, and there are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound.

Section 2.14 Intellectual Property. Except as could not reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect: (a) the Company and its Subsidiaries own or possess, free and clear of all Liens, valid rights to all patents, patent rights, copyrights, computer databases and software, logos, slogans, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names and all licenses, applications and registrations related to the foregoing used in the business of the Company and its Subsidiaries (collectively, the “Intellectual Property”); (b) none of the Company and its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property or has knowledge of any infringement of the Intellectual Property by any person; and (c) to the knowledge of the Company, the use of the Intellectual Property in connection with the business and operations of the Company and its Subsidiaries does not infringe on the rights of any person.

Section 2.15 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries (a) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as follows:

Section 3.01 Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which the Purchaser is a party and the purchase and receipt of the Shares being purchased by the Purchaser, have been duly authorized by all requisite action on the part of the Purchaser, and will not violate any provision of Law applicable to the Purchaser, or any provision of any material indenture, agreement or other instrument by which the Purchaser or any of the Purchaser’s properties or assets are bound, or conflict with, give rise to a right of acceleration or termination under, result in any payment or benefit thereunder becoming due or increasing, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any Lien upon any of the material properties or assets of the Purchaser.

Section 3.02 Validity. This Agreement has been, and the Ancillary Agreements to which the Purchaser is a party will be at Closing, duly executed and delivered by the Purchaser. This Agreement constitutes, and the Ancillary Agreements to which the Purchaser is a party will constitute when executed and delivered by the Purchaser at Closing, the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser, each in accordance with its terms, except that the enforceability thereof may be limited by (a) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity).

Section 3.03 Investment Representations.

(a) The Purchaser is acquiring the Shares being purchased by the Purchaser hereunder for his own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Purchaser understands that (i) the Shares have not been registered under the Securities Act or any state securities laws, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and all applicable state securities laws or is exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) the Company will make a notation on the register for the Shares and its stock transfer books to such effect. The Purchaser further understands the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Shares only in limited amounts under certain conditions.

(b) The Purchaser further represents and warrants to the Company that he is capable of evaluating independently the prospects of the Company and has made such an evaluation in connection with his investment in the Shares and has adequate financial means to bear the risk of his investment in the Company. The Purchaser further represents that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act with respect to the Purchaser’s purchase of the Shares.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent to the Obligations of the Purchasers. The obligation of the Purchaser to consummate the sale and purchase of the Shares at Closing is, at the Purchaser’s option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

(a) Representations and Warranties to Be True and Correct. The representations and warranties of the Company contained in this Agreement that are qualified with reference to a Material Adverse Effect or materiality shall be true and correct in all respects and all representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, on and as of the Closing Date, and the Company shall have so certified in writing to the Purchaser.

(b) Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date, and the Company shall have so certified in writing to the Purchaser.

(c) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall have been taken by the Company and all documents incident thereto shall be reasonably satisfactory in form and substance to counsel for the Purchaser.

(d) Stockholders Agreement Amendment. An Amendment No. 4 to the Stockholders Agreement dated as of August 17, 1999 among the Company and the “Stockholders” named therein (the “Stockholders Agreement”) substantially in the form of Exhibit A hereto (the “Stockholders Agreement Amendment”) shall have been executed and delivered by the (i) Company, and (ii) other applicable shareholders of the Company.

(e) Registration Rights Agreement Amendment. An Amendment No. 5 to the Registration Rights Agreement dated as of August 17, 1999 among the Company and the “Purchasers” named therein (the “Registration Rights Agreement”) substantially in the form of Exhibit B hereto (the “Registration Rights Agreement Amendment”) shall have been executed and delivered by the (i) Company, and (ii) other applicable shareholders of the Company.

(f) Chairman Agreements. The Chairman Agreements shall have been executed and delivered by the Company.

(g) Supporting Documents. The Purchaser shall have received copies of the following supporting documents:

(i) (A) a copy of the Restated Certificate of Incorporation of the Company and all amendments thereto, each certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary; and

(ii) a certificate of the Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and each Ancillary Agreement, the performance of this Agreement and each Ancillary Agreement, including the issuance of the Shares, and that all such resolutions are still in full force and effect and are all the resolutions adopted by the Board of Directors of the Company in connection with the transactions contemplated by this Agreement; (C) that the Restated Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any Ancillary Agreement.

Section 4.02 Conditions Precedent to the Obligations of the Company. The obligation of the Company to consummate the sale and purchase of the Securities at Closing is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

(a) Representations and Warranties to Be True and Correct. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(b) Performance. The Purchaser shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by the Purchaser prior to or on the Closing Date.

(c) Stockholders Agreement Amendment. The Stockholders Agreement Amendment shall have been executed and delivered by the (i) Purchaser, and (ii) other applicable shareholders of the Company.

(d) Registration Rights Agreement Amendment. The Registration Rights Agreement Amendment shall have been executed and delivered by the (i) Purchaser, and (ii) other applicable shareholders of the Company.

(e) Chairman Agreements. The Chairman Agreements shall have been executed and delivered by the Purchaser.

ARTICLE V

MISCELLANEOUS

Section 5.01 Expenses. The parties shall each be responsible for their own respective costs and expenses incurred in connection with the preparation, negotiation, execution, and delivery of this Agreement and Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

Section 5.02 Survival of Agreements. Notwithstanding any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Shares pursuant hereto. Any statement contained in any certificate or other instrument delivered by the Company at Closing shall be deemed to constitute representations and warranties made by the Company hereunder.

Section 5.03 Parties in Interest; Third Party Beneficiaries. All the covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind their successors and permitted assigns, whether so expressed or not. This Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto.

Section 5.04 Notices. Any notice or other communication required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument that is (a) delivered in person, (b) sent by first class certified mail, postage prepaid, (c) sent by nationally recognized overnight courier, or (d) sent by facsimile, in each case addressed to such party as follows:

if to the Company, to:	Concentra Inc.
5080 Spectrum Drive, Suite 1200 – West Tower Addison, Texas 75001 Attention: General Counsel Facsimile: (972) 387-1938

if to the Purchaser, to:	Norman C. Payson, M.D.
NCP, Inc. 8 Centre Street, Suite 3 Concord, New Hampshire 03301 Facsimile: (603) 410-6379

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square New York, New York 10036 Attention: Paul Schnell Facsimile: (212) 735-2000

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other party hereto. All such notices, requests, consents and other communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of mailing by first class certified mail, on the fifth business day following the date of such mailing, (iii) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier and (iv) in the case of facsimile, when received.

Section 5.05 Entire Agreement; Amendment; Assignment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except in a writing signed by each of the parties hereto. Any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

Section 5.06 Brokerage. Each of the parties hereto shall indemnify and hold harmless the other parties hereto against any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

Section 5.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.08 Headings. Headings and section reference numbers in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 5.09 Severability. In the event that any one or more of the provisions set forth herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 5.10 Governing Law. This Agreement and all disputes arising out of or relating to this Agreement, its subject matter, the performance by the parties of their respective obligations hereunder or the claimed breach hereof, whether in tort, contract or otherwise, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to its choice of law principles.

Section 5.11 Jurisdiction and Venue. Any suit, action or proceeding arising out of or relating to this Agreement, the subject matter hereof, the performance by the parties of their obligations hereunder or the claimed breach hereof, whether brought at law or in equity and whether based in tort, contract or otherwise, may be brought in the federal or state courts located in Boston, Massachusetts, and each of the parties to this Agreement hereby submits with regard to any such suit, action or proceeding for itself and in respect to its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts and of the appropriate appellate courts therefrom. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such suit, action or proceeding (a) any claim that it is not personally subject to the jurisdiction of such courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) that the suit, action or proceeding in any such court is brought in an inconvenient forum, (d) that the venue of such suit, action or proceeding is improper, (e) that this Agreement or the subject matter hereof may not be enforced in or by such courts or (f) any right to a trial by jury which is hereby waived. Each party hereto agrees that process in any such suit, action or proceeding may be served on such party anywhere in the world, whether within or without the jurisdiction of such courts and that service of process on such party as provided in Section 5.04 above shall be deemed effective service of process on such party.

Section 5.12 Joinders. By executing and delivering this Agreement, the Purchaser hereby agrees to become a party to the Stockholders Agreement and a “Stockholder” thereunder, bound by the terms thereof as if such Purchaser were an original party thereto. Such joinder shall be given effect immediately prior to the effectiveness of the Stockholders Agreement Amendment.

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Securities Purchase Agreement as of the day and year first above written.

The Company:

CONCENTRA INC.

By:	/s/ Richard A. Parr II
Richard A. Parr II
Executive Vice President

The Purchaser:

/s/ Norman C. Payson, M.D.
Norman C. Payson, M.D.